Exhibit 10.107

December 12, 2024

Alpha Capital Ansalt

Supereight Capital Holdings Ltd.

3I, LP

Re: Remaining Outstanding Convertible Notes

Gentlemen:

This letter will confirm the agreement of Soluna Holdings, Inc. (the “Company”) to honor the exercise of the remaining $772,015 of the SPA Notes (as hereinafter defined) held by the holders thereof (the “Holders”) at a reduced exercise price of $2.30 per share provided that all Holders’ notice of exercise is received by the Company no later than 5:00 PM today with delivery of shares via the mechanism and consistent with the terms of the Securities Purchase Agreement dated October 25, 2021 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “SPA”). The date of this delivery of conversion shares is the “Conversion Date”. Capitalized terms used but not defined herein have the meaning given to such terms in SPA, pursuant to which, among other things, the Company has issued to the Holders those certain secured convertible notes (as amended, restated, supplemented or otherwise modified from time to time, the “SPA Notes”). The Company and the Holders are defined herein as the Parties. The amount of SPA Notes held by each Holder to be converted is reflected on Schedule A hereto.

The Parties confirm, acknowledge and agree that all of the agreements in that certain Consent, Waiver and Mutual Release Agreement dated as of October 1, 2024 which are effective as of the Satisfaction Date (as defined therein) are valid and in full force and effect, are hereby reaffirmed, and shall be effective on and as of the Conversion Date.

Please confirm where indicated below.

[SIGNATURE PAGE FOLLOWS]

SOLUNA HOLDINGS, INC.

By:	/s/ John Belizaire
Name:	John Belizaire
Title:	CEO

ALPHA CAPITAL ANSTALT

By:	/s/ Nicola Feuerstein
Name:	Nicola Feuerstein
Title:	Director

3I, LP

By:	/s/ Maier J. Tarlow
Name:	Maier J. Tarlow
Title:	Manager On Behalf Of 3i Management LLC, The GP of 3i LP

SUPEREIGHT CAPITAL HOLDINGS LTD.

By:	/s/ Richard Calta
Name:	Richard Calta
Title:	President

Schedule A

Alpha Capital Anstalt:	$100,000
Supereight Capital Holdings, Ltd:	$30,183
3i, LP:	$641,832
Total:	$772,015